Exhibit 21.1
GAMESTOP CORP.
SUBSIDIARIES
Electronics Boutique Holdings Corp., a Delaware corporation, is a wholly-owned subsidiary of GameStop Corp.
GameStop Finance Sarl, a Luxembourg company, is a wholly-owned subsidiary of GameStop Corp.
ELBO Inc., a Delaware corporation, is a wholly-owned subsidiary of Electronics Boutique Holdings Corp.
EB International Holdings, Inc., a Delaware corporation, is a wholly-owned subsidiary of ELBO, Inc.
GameStop, Inc., a Minnesota corporation, is a wholly-owned subsidiary of Electronics Boutique Holdings Corp.
Marketing Control Services, Inc., a Virginia corporation, is a wholly-owned subsidiary of Electronics Boutique Holdings Corp.
Sunrise Publications, Inc., a Minnesota corporation, is a wholly-owned subsidiary of GameStop, Inc.
GameStop Texas Ltd., a Delaware corporation, is a wholly-owned subsidiary of GameStop, Inc.
SOCOM LLC, a Delaware limited liability company, is a wholly-owned subsidiary of GameStop Texas Ltd.
GameStop Group Limited, an Irish company, is a 83.7% owned subsidiary of EB International Holdings, Inc.
GameStop Ltd., an Irish company, is a wholly-owned subsidiary of GameStop Group Limited.
GameStop UK Ltd., a UK company, is a wholly-owned subsidiary of GameStop Group Limited.
GameStop Global Holdings Sarl, a Luxembourg company, is a wholly-owned subsidiary of EB International Holdings, Inc.
OMAC Global Media Ltd., an Irish company, is a 80% owned subsidiary of EB International Holdings, Inc.
Electronics Boutique Australia Pty. Ltd., an Australian company, is a wholly-owned subsidiary of EB International Holdings, Inc.
Electronics Boutique Canada Inc., a Canadian corporation, is a wholly-owned subsidiary of EB International Holdings, Inc.
GameStop Europe Holdings Sarl, a Luxembourg company, is a wholly-owned subsidiary of GameStop Global Holdings Sarl.
GameStop France SAS, a French company, is a wholly-owned subsidiary of GameStop Global Holdings Sarl.
Herbé SAS, a French company, is a wholly-owned subsidiary of GameStop France SAS.
Micromania France SAS, a French company, is a 96.2% owned subsidiary of GameStop France SAS and a 0.62% owned subsidiary of Herbé SAS.
Micromania SAS, a French company, is a 99.94% owned subsidiary of Micromania France SAS.
Dock Games SAS, a French company, is a wholly-owned subsidiary of Micromania France SAS.
Micromania Online SAS, a French company, is a wholly-owned subsidiary of Micromania France SAS.
GameStop Deutschland GmbH, a German company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.

GameStop Italy Srl, an Italian company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Denmark ApS, a Danish private company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Sweden AB, a Swedish company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
EB Games Management Services AB, a Swedish company, is a wholly-owned subsidiary of EB Games Sweden AB.
GameStop Schweiz GmbH, a Swiss Company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Iberia S.L., a Spanish company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Austria GmbH, an Austrian company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Oy, a Finnish company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.
GameStop Norway AS, a Norwegian private company, is a wholly-owned subsidiary of GameStop Europe Holdings Sarl.